Exhibit 99.1

3600 Glenwood Ave., Ste. 104 Raleigh, NC 27612
TRIANGLE CAPITAL CORPORATION REPORTS FULL YEAR 2007 AND FOURTH QUARTER 2007 RESULTS
RALEIGH, NC — March 12, 2008, Triangle Capital Corporation (NASDAQ: TCAP) (“Triangle” or “the Company”), a leading specialty finance company that provides customized financing solutions to lower middle market companies located throughout the United States, today announced its results for the full year of 2007 and for the fourth quarter ended December 31, 2007.
Full Year 2007 Results
For the year ended December 31, 2007, total investment income was $12.7 million. Total investment income consisted of $10.9 million of loan interest, fee, dividend income and PIK interest income and $1.8 million of interest income from cash on hand. During 2007, the Company’s total investment income was primarily impacted by new investments funded during the year which totaled approximately $64.2 million. Non-recurring fee income, consisting primarily of loan prepayment fees, debt amendment fees and certain management and advisory fees was approximately $0.5 million for the year ended December 31, 2007.
Total operating expenses for the year ended December 31, 2007, were $6.3 million. Operating expenses consisted of $4.1 million in general and administrative expenses and management fees and $2.2 million in interest expense and amortization of deferred financing fees.
Net investment income for 2007 was $6.4 million. Net investment income per share during 2007 was $0.95, based on the Company’s weighted average shares outstanding during the year of 6.7 million.
In commenting on the Company’s results, Garland S. Tucker, III, President and Chief Executive Officer stated, “Our 2007 results reflect a strong start for Triangle as a publicly held company. During the year we made eleven investments totaling more than $64.0 million which was significantly ahead of our investment objectives. We also achieved net investment income substantially higher than the expectations we outlined at the time of our initial public offering. As we move into 2008 we are optimistic about the quality of our existing investment portfolio as well as our prospects for making attractive new investments.”
The Company’s net increase in net assets resulting from operations was $8.8 million during 2007. The Company’s net increase in net assets resulting from operations was $1.31 per share during 2007, based on the Company’s weighted average shares outstanding during the year of 6.7 million. During 2007 the Company recorded net unrealized appreciation of investments of approximately $3.1 million which was offset by net realized losses on investments of approximately $0.6 million.
The Company’s net asset value per share at December 31, 2007, was $13.74. As of December 31, 2007, the Company’s weighted average yield on all of its outstanding debt investments was approximately 13.9%.
Fourth Quarter 2007 Results
For the quarter ended December 31, 2007, total investment income was $3.7 million. Total investment income consisted of $3.4 million of loan interest, fee, dividend income and PIK interest income and $0.3 million of interest income from cash on hand. Non-recurring fee income, consisting primarily of loan prepayment fees, debt amendment fees and certain management and advisory fees was approximately $0.1 million for the quarter ended December 31, 2007.
Total operating expenses during the fourth quarter of 2007 were $1.8 million. Operating expenses consisted of $1.2 million in general and administrative expenses and $0.6 million in interest expense and amortization of deferred financing fees.
Net investment income for fourth quarter of 2007 was $2.0 million. Net investment income per share during the fourth quarter of 2007 was $0.29, based on the Company’s weighted average shares outstanding during the quarter of 6.8 million.
The Company’s net increase in net assets resulting from operations was $2.2 million during the fourth quarter of 2007. The Company’s net increase in net assets resulting from operations was $0.32 per share during the fourth quarter of 2007, based on the Company’s weighted average shares outstanding during the quarter of 6.8 million. During the fourth quarter of 2007 the Company recorded net realized gains on investments of approximately $0.7 million which was offset by net unrealized depreciation on investments of approximately $0.5 million.
Liquidity and Capital Resources
At December 31, 2007, the Company had cash and cash equivalents totaling $21.8 million. The Company also had debentures outstanding guaranteed by the Small Business Administration (“SBA”) totaling $37.0 million. The Company has the ability to issue more than $90.0 million of additional SBA guaranteed debentures in the future.
Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer, stated, “Triangle enjoys an exceptionally strong liquidity position including more than $90.0 million of undrawn, committed capital from the SBA. Based on our strong liquidity position, we believe Triangle is very well positioned as we focus on attractive long term growth opportunities.”
Dividend Information
As previously announced on December 19, 2007, Triangle’s Board of Directors declared a cash dividend of $0.30 per share with a record date of December 31, 2007 and a payable date of January 28, 2008.

Portfolio Investments
Also as previously announced, during the fourth quarter of 2007 the Company made three new investments totaling $21.6 million, of which $4.0 million was senior debt, $3.1 million was second lien debt, $13.5 million was subordinated debt, and $1.0 million was equity. During the quarter, Triangle realized a long term gain of approximately $0.7 million in connection with the simultaneous repayment of a subordinated debt investment and the sale of a warrant position.
New investments and gains from exited investments since September 30, 2007 are summarized as follows:
On October 25, 2007, the Company invested $7.1 million in FCL Graphics, Inc. (“FCL”) consisting of $4.0 million in senior debt and $3.1 million in second lien debt. FCL is a leading commercial printer based in Chicago, Illinois, producing such items as direct mailings, brochures, annual reports, posters, catalogs, sell sheets, newspaper inserts and labels.
On October 25, 2007, the Company invested $3.5 million in Energy Hardware Holdings, LLC (“EH Holdings”) consisting of $3.3 million in senior subordinated debt and $0.2 million in junior subordinated debt. EH Holdings is a global distributor of fasteners, machined parts, seals and gaskets to the power generation industry.
On December 19, 2007, Triangle made an $11.0 million investment in Dyson Corporation (“Dyson”) consisting of $10.0 million in subordinated debt and $1.0 million in equity. Dyson, located in Painesville, Ohio, has operated for 120 years as a supplier of custom fasteners and forgings to industrial markets, providing products to some of the country’s most recognizable projects including the Golden Gate and Brooklyn bridges and the Trans Alaska Pipeline. Since 2003, Dyson has also established itself as a supplier to the high-growth wind energy industry.
On December 19, 2007, the Company realized a long term capital gain of approximately $0.7 million, in connection with the full repayment of its $4.2 million subordinated debt investment and sale of its warrant position in AirServ Corporation, an aviation services company providing a wide range of services for airlines, airports and other transportation companies throughout the United States. The transaction represented an internal rate of return of approximately 19.4%.
Important Disclosures Relating to Financial Statement Presentation
In accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”), the Company’s results of operations for the twelve months ended December 31, 2007, are presented as if the Company’s initial public offering and related formation transactions had occurred as of January 1, 2007. In addition, in accordance with SFAS 141, the results of the Company’s operations for the years ended December 31, 2006 and 2005, and the Company’s financial position as of December 31, 2006, have been presented on a combined basis in order to provide comparative information with respect to prior periods.
About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) is a specialty finance company organized to provide customized financing solutions to lower middle market companies located throughout the United States. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. Triangle typically invests $5.0 — $15.0 million per transaction in companies with annual revenues between $20.0 and $75.0 million and EBITDA between $2.0 and $10.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state laws and regulations. Triangle intends to elect to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its shareholders.
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.
Contacts
Sheri B. Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com
Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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Triangle Capital Corporation
Balance Sheets

	December 31,
	2007	2006
	(Consolidated)	(Combined)

Assets
Investments at fair value:
Non—Control / Non—Affiliate investments (cost of $66,819,386 and $40,592,972 at December 31, 2007 and 2006, respectively)	$69,078,281	$42,370,348
Affiliate investments (cost of $24,487,895 and $9,453,445 at December 31, 2007 and 2006, respectively)	25,041,093	10,011,145
Control investments (cost of $15,910,498 and $2,614,935 at December 31, 2007 and 2006, respectively)	20,254,844	2,614,935

Total investments at fair value	114,374,218	54,996,428
Deferred loan origination revenue	(1,368,603)	(774,216)
Cash and cash equivalents	21,787,750	2,556,502
Interest and fees receivable	305,159	134,819
Prepaid expenses and other current assets	47,477	—
Deferred offering costs	—	1,020,646
Deferred financing fees	999,159	985,477
Property and equipment, net	34,166	—

Total assets	$136,179,326	$58,919,656

Liabilities and Net Assets
Accounts payable and accrued liabilities	$1,144,222	$794,983
Interest payable	698,735	606,296
Partners distribution payable	—	531,566
Dividends payable	2,041,159	—
Income taxes payable	52,598	—
Deferred income taxes	1,760,259	—
Payable to Triangle Capital Partners, LLC	—	30,000
SBA guaranteed debentures payable	37,010,000	31,800,000

Total liabilities	42,706,973	33,762,845
Net assets:
General partner’s capital	—	100
Limited partners’ capital	—	21,250,000
Common stock, $0.001 par value per share (150,000,000 shares authorized, 6,803,863 and 100 shares issued and outstanding as of December 31, 2007 and 2006, respectively)	6,804	—
Additional paid-in-capital	86,949,189	1,500
Investment income in excess of distributions	1,738,797	1,570,135
Accumulated realized losses on investments	(618,620)	—
Net unrealized appreciation of investments	5,396,183	2,335,076

Total net assets	93,472,353	25,156,811

Total liabilities and net assets	$136,179,326	$58,919,656

Net asset value per share	$13.74	N/A

Triangle Capital Corporation
Statements of Operations

	Years Ended December 31,
	2007	2006	2005
	(Consolidated)	(Combined)	(Combined)

Investment income:
Loan interest, fee and dividend income:
Non—Control / Non—Affiliate investments	$6,258,670	$4,488,831	$4,125,584
Affiliate investments	1,808,664	638,318	459,810
Control investments	1,323,876	293,532	39,850

Total loan interest, fee and dividend income	9,391,210	5,420,681	4,625,244

Paid—in—kind interest income:
Non—Control / Non—Affiliate investments	871,184	815,408	962,121
Affiliate investments	225,622	40,208	243,663
Control investments	424,308	166,690	23,642

Total paid—in—kind interest income	1,521,114	1,022,306	1,229,426

Interest income from cash and cash equivalent investments	1,823,519	279,817	108,493

Total investment income	12,735,843	6,722,804	5,963,163

Expenses:
Interest expense	2,073,311	1,833,458	1,543,378
Amortization of deferred financing fees	112,660	99,920	89,970
Management fees	232,423	1,589,070	1,573,602
General and administrative expenses	3,894,240	115,040	57,991

Total expenses	6,312,634	3,637,488	3,264,941

Net investment income	6,423,209	3,085,316	2,698,222

Net realized gain (loss) on investments — Non Control / Non—Affiliate	(759,634)	6,026,948	(3,500,000)
Net realized gain on investment — Affiliate	141,014	—	—
Net unrealized appreciation (depreciation) of investments	3,061,107	(414,924)	3,975,000

Total net gain on investments before income	2,442,487	5,612,024	475,000
taxes
Income tax expense	52,598	—	—
Net increase in net assets resulting from operations	$8,813,098	$8,697,340	$3,173,222

Net investment income per share — basic and diluted	$0.95	N/A	N/A

Net increase in net assets resulting from operations per share — basic and diluted	$1.31	N/A	N/A

Dividends declared per common share	$0.98	N/A	N/A

Weighted average number of shares outstanding — basic and diluted	6,728,733	N/A	N/A

Allocation of net increase (decrease) in net assets resulting from operations to:
General partner	N/A	$1,739,386	$634,644

Limited partners	N/A	$6,957,954	$2,538,578

Triangle Capital Corporation
Statements of Cash Flows

	Years Ended December 31,
	2007	2006	2005
	(Consolidated)	(Combined)	(Combined)
Cash flows from operating activities:
Net increase in net assets resulting from operations	$8,813,098	$8,697,340	$3,173,222
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(64,159,172)	(21,458,478)	(29,125,000)
Repayments received/sales of portfolio investments	10,470,803	9,965,446	12,202,510
Loan origination and other fees received	1,272,002	607,794	1,083,600
Net realized (gain) loss on investments	618,620	(6,026,948)	3,500,000
Net unrealized (appreciation) depreciation on investments	(4,821,366)	414,923	(3,975,000)
Deferred income taxes	1,760,259	—	—
Paid—in—kind interest accrued, net of payments received	(1,280,950)	(578,724)	47,748
Amortization of deferred financing fees	112,660	99,920	89,970
Recognition of loan origination and other fees	(677,615)	(435,492)	(1,018,965)
Accretion of loan discounts	(205,725)	(169,036)	(93,272)
Depreciation	7,814	—	—
Changes in operating assets and liabilities:
Interest and fees receivable	(170,340)	(85,236)	48,859
Prepaid expenses and other current assets	(47,477)	—	—
Accounts payable and accrued liabilities	349,239	781,757	13,226
Interest payable	92,439	40,228	335,696
Income taxes payable	52,598	—	—
Payable to Triangle Capital Partners, LLC	(30,000)	30,000	—

Net cash used in operating activities	(47,843,113)	(8,116,506)	(13,717,406)

Cash flows from investing activities:
Purchases of property and equipment	(41,980)	—	—

Net cash used in investing activities	(41,980)	—	—

Cash flows from financing activities:
Borrowings under SBA guaranteed debentures payable	5,210,000	—	14,100,000
Financing fees paid	(126,342)	—	(352,500)
Issuance of common stock	—	1,500	—
Proceeds from initial public offering, net of expenses	64,728,037	—	—
Change in deferred offering costs	1,020,646	(1,020,646)	—
Partners’ capital contributions	—	10,625,000	3,187,500
Cash dividends paid	(2,964,387)	—	—
Distribution to partners	(751,613)	(5,000,010)	—

Net cash provided by financing activities	67,116,341	4,605,844	16,935,000

Net increase (decrease) in cash and cash equivalents	19,231,248	(3,510,662)	3,217,594
Cash and cash equivalents, beginning of year	2,556,502	6,067,164	2,849,570

Cash and cash equivalents, end of year	$21,787,750	$2,556,502	$6,067,164

Supplemental Disclosure of cash flow information:
Cash paid for interest	$1,980,872	$1,793,230	$1,208,000

Summary of non-cash financing transactions:
Dividends declared but not paid	$2,041,159	$—	$—
Accrued distribution to partners	$—	$531,566	$—